UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
Of the Securities Exchange Act of 1934

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EN POINTE TECHNOLOGIES, INC.

(Name of Registrant as Specified In Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EN POINTE TECHNOLOGIES, INC.
100 N. SEPULVEDA BOULEVARD, 19TH FLOOR
EL SEGUNDO, CALIFORNIA 90245

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MARCH 17, 2005

TO THE STOCKHOLDERS OF EN POINTE TECHNOLOGIES, INC.:

      The 2005 Annual Meeting of Stockholders (the “Annual Meeting”) of En Pointe Technologies, Inc. (the “Company”), will be held at 8:00 a.m. on Thursday, March 17, 2005, in the Manhattan Room at the DoubleTree Club Hotel, 1985 East Grand Avenue, El Segundo, California 90245, for the following purposes as more fully described in the accompanying Proxy Statement, which is incorporated herein by reference:

(1) To elect seven (7) directors to the Board of Directors; and

(2) To approve and ratify an amendment to the Company’s certificate of incorporation to decrease the Company’s authorized common stock from 40,000,000 to 15,000,000 shares, $.001 par value per share; and

(3) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

      The Board of Directors intends to present for election as directors the nominees named in the accompanying Proxy Statement, whose names are incorporated herein by reference.

      Stockholders of record at the close of business on January 21, 2005 will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. All stockholders are cordially invited to attend the Annual Meeting in person. STOCKHOLDERS WHO ARE UNABLE TO ATTEND THE ANNUAL MEETING IN PERSON ARE REQUESTED TO COMPLETE AND DATE THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING IN PERSON MAY REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON. Stockholders attending the meeting whose shares are held in the name of a broker or other nominee who desire to vote their shares at the meeting should bring with them a proxy or letter from that firm confirming their ownership of shares.

By Order of the Board of Directors

Robert A. Mercer
SECRETARY

February 10, 2005

EN POINTE TECHNOLOGIES, INC.
100 N. SEPULVEDA BOULEVARD, 19TH FLOOR
EL SEGUNDO, CALIFORNIA 90245

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MARCH 17, 2005

       This Proxy Statement is furnished to the holders of Common Stock, par value $.001 per share (the “Common Stock”), of En Pointe Technologies, Inc. (the “Company”) in connection with the solicitation by the Board of Directors of the Company of the enclosed proxy for use at the Annual Meeting of Stockholders to be held on Thursday, March 17, 2005 (the “Annual Meeting”), or at any adjournment thereof. The purposes of the Annual Meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. As of the date of this Proxy Statement, the Board of Directors is not aware of any other matters which will come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named as proxies will vote on them in accordance with their best judgment.

      Proxies for use at the Annual Meeting are being solicited by the Board of Directors of the Company. Proxies will be mailed to stockholders on or about February 10, 2005 and will be solicited chiefly by mail. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of Common Stock and will reimburse them for their reasonable expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the Annual Meeting, officers, agents and employees of the Company may communicate with stockholders, banks, brokerage houses and others by telephone, facsimile, electronic mail or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company. The Company has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserves the option of doing so if it should appear that a quorum at the Annual Meeting otherwise might not be obtained.

REVOCABILITY AND VOTING OF PROXY

      A proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. Any stockholder who gives a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting. All proxies properly executed and returned will be voted in accordance with the instructions specified thereon. If no instructions are given, proxies will be voted FOR approval of Proposals Nos. 1 and 2 as set forth in the accompanying Notice of Annual Meeting of Stockholders.

RECORD DATE AND VOTING RIGHTS

      Only stockholders of record at the close of business on January 21, 2005 are entitled to notice of and to vote at the Annual Meeting or at any adjournment thereof. On January 21, 2005, there were 6,817,330 shares of Common Stock outstanding; each such share is entitled to one vote on each of the matters to be presented at the Annual Meeting. The holders of a majority of the outstanding shares of Common Stock, present in person or by proxy and entitled to vote, will constitute a quorum at the Annual Meeting.

      Proxies marked “withheld” as to any director nominee or “abstain” as to a particular proposal and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. “Broker non-

votes” are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. The effect of proxies marked “withheld” as to any director nominee or “abstain” as to a particular proposal and broker non-votes on Proposals Nos. 1 and 2 is discussed under each respective Proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership of Common Stock as of January 21, 2005 by (i) each stockholder who is known by the Company to own beneficially more than five percent of the Company’s outstanding Common Stock, (ii) each director and nominee for director of the Company, (iii) each of the Company’s executive officers named in the Summary Compensation Table (see “Executive Compensation”) and (iv) by all executive officers and directors of the Company as a group. The information as to each person or entity has been furnished by such person or group

	Shares Beneficially
	Owned(1)

Name of Beneficial Owner	Number	Percentage

Attiazaz “Bob” Din(2)(3)	1,224,704	17.5%
Naureen Din(2)(3)	1,224,704	17.5%
Zubair Ahmed(4)	689,736	10.0%
Kevin Schatzle(5)	162,117	2.3%
Javed Latif(6)	94,670	1.4%
Mark Briggs(7)	61,340	*
Robert Mercer(8)	35,508	*
Armen Martirosyan(9)	22,686	*
Edward Hunter(10)	17,860	*
Mansoor Shah(11)	17,860	*
Timothy Lilligren(12)	17,860	*
All executive officers and directors as a group/(11 persons)(13)	3,569,045	41.8%

*	Less than 1%.

(1)	Applicable percentage of ownership at January 21, 2005, is based upon 6,817,330 shares of Common Stock outstanding. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares shown as beneficially owned. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of January 21, 2005 are deemed outstanding for computing the shares and percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person or entity. Except as otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to all shares shown as beneficially owned by them. Unless otherwise specified, the address for each beneficial owner is the Company’s principal executive offices, 100 North Sepulveda Boulevard, 19th Floor, El Segundo, California 90245.

(2)	Bob and Naureen Din are married, and each may therefore be deemed to have a beneficial interest in each other’s shares of Common Stock. However, Mr. and Mrs. Din have each disclaimed beneficial ownership in each other’s shares. The number of shares reported for each of Mr. and Mrs. Din, including options currently exercisable or exercisable within 60 days of January 21, 2005, reflects 50% of the total number of shares beneficially owned by Mr. and Mrs. Din together in either of their names. Additionally, the amount reported for each of Mr. and Mrs. Din includes 485,912 shares owned by their daughter, Mediha Din, in which the Dins may each be deemed to have a beneficial ownership.

(3)	Includes 197,340 exercisable option shares, which is the aggregate of all options shares owned and exercisable, including those options exercisable within 60 days of January 21, 2005.

(4)	Includes 47,340 exercisable option shares, which is the aggregate of all options shares owned and exercisable, including those options exercisable within 60 days of January 21, 2005.

(5)	Includes 157,787 exercisable option shares, which is the aggregate of all options shares owned and exercisable, including those options exercisable within 60 days of January 21, 2005.

(6)	Includes 94,670 exercisable option shares, which is the aggregate of all options shares owned and exercisable, including those options exercisable within 60 days of January 21, 2005.

(7)	Includes 52,340 exercisable option shares, which is the aggregate of all options shares owned and exercisable, including those options exercisable within 60 days of January 21, 2005.

(8)	Includes 35,008 exercisable option shares, which is the aggregate of all options shares owned and exercisable, including those options exercisable within 60 days of January 21, 2005.

(9)	Includes 22,686 exercisable option shares, which is the aggregate of all options shares owned and exercisable, including those options exercisable within 60 days of January 21, 2005.

(10)	Includes 17,860 exercisable option shares, which is the aggregate of all options shares owned and exercisable, including those options exercisable within 60 days of January 21, 2005.

(11)	Includes 17,860 exercisable option shares, which is the aggregate of all options shares owned and exercisable, including those options exercisable within 60 days of January 21, 2005.

(12)	Includes 17,860 exercisable option shares, which is the aggregate of all options shares owned and exercisable, including those options exercisable within 60 days of January 21, 2005.

(13)	Includes 858,091 exercisable option shares, which is the aggregate of all options shares owned and exercisable, including those options exercisable within 60 days of January 21, 2005.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

      Currently, there are seven (7) members of the Board of Directors. Unless otherwise instructed, the proxy holders named in the enclosed proxy will vote the proxies received by them for the seven (7) nominees named below. All of the nominees presently are directors of the Company. Directors are elected at each annual stockholders’ meeting to hold office until the next annual meeting or until their successors are elected and have qualified.

      Each nominee has indicated that he or she is willing and able to serve as director if elected. If any nominee becomes unavailable for any reason before the election, the enclosed proxy will be voted for the election of such substitute nominee or nominees, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve.

      The names and certain information concerning the seven (7) nominees for election as directors are set forth below. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

VOTE REQUIRED

      The seven (7) nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them, a quorum being present, shall be elected as directors. Only votes cast “FOR” a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instructions to the contrary. Broker non-votes and proxies marked “withheld” as to one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.

DIRECTORS

      The nominees, their ages the year in which each first became a director of the Company and their principal occupations or employment during the past five years are as follows:

Name	Age	Position

Attiazaz (“Bob”) Din	52	Chairman of the Board, President and Chief Executive Officer
Naureen Din	50	Director and Assistant Secretary
Zubair Ahmed(1)	52	Director
Mark Briggs	48	Director
Edward O. Hunter(2)(3)	57	Director
Mansoor S. Shah(1)(2)(3)	56	Director
Timothy J. Lilligren(1)(2)(3)	51	Director

(1)	Member of Nominating Committee.

(2)	Member of Audit Committee.

(3)	Member of Compensation Committee.

      ATTIAZAZ (“BOB”) DIN is a founder of the Company and has served in various capacities with the Company since its inception in January 1993. Mr. Din has served as a director since April 1994, as the Chairman of the Board and Chief Executive Officer of the Company since January 1996, and as President since March 2002. Mr. Din also previously served as the Company’s President from April 1994 to September 1997 and from January 1999 to May 2000. Prior to founding the Company, from November 1985 to January 1993, Mr. Din served as Chairman of the Board of Directors, President and Chief Executive Officer of InfoSystems Computer Center, a Southern California-based reseller of computer products. Mr. Din currently serves on the Boards of Directors of En Pointe Technologies Sales, Inc., En Pointe Technologies Canada, Inc., The Xyphen Corporation, En Pointe Gov, Inc. (formerly En Pointe Ventures, Inc.), all wholly-owned subsidiaries of the Company, and Premier BPO, Inc. (formerly En Pointe Global Services, Inc.), a consolidated affiliate of the Company. Pursuant to the terms of Mr. Din’s employment agreement, upon the request of Mr. Din the Company is obligated to include him as a management nominee for election to the Board of Directors during the term of such agreement and for a period of five (5) years thereafter.

      NAUREEN DIN is a founder of the Company and currently serves as a director of the Company. Mrs. Din has served as a director since January 1993. Mrs. Din has served as the Company’s Assistant Secretary since January 2004. Mrs. Din previously served as Secretary from the Company’s inception in January 1993 to March 2001, as President from the Company’s inception to April 1994, as Chief Executive Officer from the Company’s inception until January 1996 and as Chief Financial Officer from the Company’s inception until October 1995. Mrs. Din also sits as a Director on the Board of Development in Literacy, a non-profit organization. Mrs. Din was not employed immediately prior to January 1993.

      ZUBAIR AHMED has been a director of the Company since April 1994. Mr. Ahmed previously served as an Executive Vice President of the Company from April 1994 to December 1995 and as Director of Business Development of the Company from May 1993 to April 1994. From January 1989 to April 1993, Mr. Ahmed served as the General Manager of Inter Equipment Establishment, a seller of heavy equipment.

      MARK R. BRIGGS has been a director of the Company since March 1998. Since October 2003, Mr. Briggs has served as the Chairman and Chief Executive Officer of Premier BPO, Inc. (formerly En Pointe Global Services, Inc.), a consolidated affiliate of the Company. From January 1997 to July 2003, Mr. Briggs was the President and Chief Executive Officer of ClientLogic Corporation (formerly Softbank Services Group), a leading outsourcer to the digital marketplace. From January 1993 through the end of 1996, Mr. Briggs served as the President and Chief Executive Officer of Intelligent Electronics, Reseller Division.

      EDWARD O. HUNTER has been a director of the Company since August 2003. Since March 2002, Mr. Hunter has been an attorney of counsel to Robinson & Robinson, LLP, a business transactional and litigation law firm. From July 2000 to March 2002, Mr. Hunter maintained a private law practice and was Vice President and General Counsel for an international telecommunications joint venture during its start-up development phase. Prior to that, for an approximate nine year period, Mr. Hunter practiced law with LeBoeuf, Lamb, Greene & MacRae, LLP, a large multinational law firm, with emphasis on clients in heavy manufacturing, importation and national distribution.

      MANSOOR S. SHAH has been a director of the Company since December 2003. Dr. Shah is a full-time practicing physician. Since 1978, Dr. Shah has been President of the Lakewood Primary Care Medical Group where he is responsible for managing and coordinating the medical care of approximately 10,000 patients annually in four Southern California regional hospitals In addition, in 1996, Dr. Shah was appointed Chairman and Chief Executive Officer of Lakewood Health Plan, Inc., an individual physicians’ association (“IPA”) with a membership of 650 physicians, where he is responsible for the overall management and profitability of the IPA.

      TIMOTHY J. LILLIGREN has been a director of the Company since December 2003. Mr. Lilligren is a practicing CPA, with offices in Manhattan Beach, California. Since 1984 he has conducted his practice as a sole practitioner, offering his clients audit and tax services in a variety of industries. Mr. Lilligren has served on the boards of local non-profit organizations in various capacities including Treasurer. In addition to his practice, from 1988 through 2001, Mr. Lilligren was active in Manhattan Beach politics including serving as City Clerk, City Councilman, Mayor, and a member of the City Finance Committee.

      Bob Din and Naureen Din are husband and wife. Javed Latif, Chief Financial Officer and Senior Vice President, is the brother-in-law of Bob Din. There are no other family relationships among any of the directors or executive officers of the Company.

BOARD COMMITTEES AND MEETINGS

      The Board of Directors of the Company held eight meetings during the fiscal year ended September 30, 2004. Each incumbent director attended at least seventy-five percent (75%) of the aggregate of the number of meetings of the Board and the number of meetings held by all committees of the Board on which he or she served. The Company does not currently have a specific policy regarding director attendance at annual stockholder meetings. However, directors are strongly encouraged to attend annual stockholder meetings. Six members of the Board of Directors attended the 2004 Annual Meeting of Stockholders.

      The Board of Directors has determined that, except for Bob Din, Naureen Din and Mark Briggs, all of the members of the Board are “independent directors” within the meaning of Rule 4200 of the NASD.

AUDIT COMMITTEE

      The Company’s Audit Committee is composed entirely of directors who are “independent” as defined in the NASDAQ listing standards. The Company’s Audit Committee for fiscal year 2004 was composed of Messrs. Lilligren, Shah and Hunter. Mr. Lilligren served as the Chairman of the Audit Committee. Assuming the election of management’s nominees to the Board of Directors, the Audit Committee for fiscal year 2005 shall consist of Messrs. Lilligren, Shah and Hunter. The principal functions of the Audit Committee are:

•	to select and retain the Company’s independent accountants;

•	to review with the independent accountants the scope and anticipated cost of their audit, and to review their independence and performance;

•	to review accounting practices, financial structure and financial reporting, including the results of the annual audit and the review of quarterly interim financial statements;

•	to receive and consider a report from the independent accountants concerning their conduct of the audit, controls, adequacy of staff and management performance and procedures in connection with audit and financial controls, including any comments or recommendations they might want to make that are related thereto;

•	review and approve all audit and non-audit services provided to the Company by the independent accountants; and

•	review and pre-approve all related-party transactions.

      The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements. The Audit Committee met eight times during the fiscal year ended September 30, 2004. The Company adopted its current Audit Committee Charter at a meeting held on January 22, 2004, a copy of which was filed with the Company’s Proxy Statement for the 2004 Annual Meeting of Stockholders.

Audit Committee Financial Experts

      The Board of Directors anticipates that Messrs. Lilligren and Shah will continue to serve on the Company’s Audit Committee and has determined that each qualifies as a “financial expert” as that term is used in the rules and regulations of the SEC.

COMPENSATION COMMITTEE

      The Company’s Compensation Committee is composed entirely of directors who are “independent” as defined in the NASDAQ listing standards. The Company’s Compensation Committee for fiscal year 2004 was composed of Messrs. Hunter, Shah, and Lilligren. Mr. Hunter served as Chairman of the Compensation Committee. Assuming the election of management’s nominees to the Board of Directors, the Compensation Committee for fiscal year 2005 shall consist of Messrs. Hunter, Shah, and Lilligren. The principal functions of the Compensation Committee include:

•	reviewing and approving executive compensation policies and practices;

•	reviewing salaries and bonuses for certain officers of the Company;

•	administering the Company’s 1996 Stock Incentive Plan and Employee Stock Purchase Plan, subject to the provisions set forth in each plan;

•	and considering such other matters as may be referred to the Compensation Committee by the Board of Directors from time to time.

      There were two meetings of the Compensation Committee during fiscal 2004.

NOMINATING COMMITTEE

      The Company’s Nominating Committee for fiscal year 2004 was composed of Messrs. Ahmed, Shah, and Lilligren. Assuming the election of management’s nominees to the Board of Directors, the Nominating Committee for fiscal year 2005 shall consist of Messrs. Ahmed, Shah, and Lilligren, each of whom is “independent” as defined in the NASDAQ listing standards. The principal functions of the Nominating Committee are:

•	to assist the Board of Directors by identifying individuals qualified to become members, and to recommend to the Board of Directors the director nominees for the next annual meeting of stockholders;

•	to recommend to the Board of Directors corporate governance guidelines and changes thereto;

•	to ensure that the Board of Directors and the Company’s charter and bylaws are structured in a way that best serves the Company’s practices and objectives;

•	to lead the Board of Directors in its annual review of the Board of Directors’ performance; and

•	to recommend to the Board of Directors director nominees for each committee.

      Stockholders may recommend to the Board nominees for election as directors by writing to the Chief Executive Officer of the Company at the address of the Company’s principal executive offices, as set forth on the first page of this Proxy Statement, not less than 120 days prior to the first anniversary of the date on which the proxy materials for the prior year’s annual meeting were first sent to the Company’s stockholders. The Chief Executive Officer will relay all such recommendations to the Nominating Committee. No director nominations by stockholders have been received as of the filing of this Proxy Statement.

      Candidates for director, whether nominated by stockholders, by current directors or by management, are submitted to the Nominating Committee for evaluation. The Nominating Committee does not evaluate nominees recommended by stockholders differently from its evaluation of other director nominees. The Nominating Committee screens the candidates, conducts reference checks and interviews. In evaluating the suitability of candidates to serve on the Board of Directors, including stockholder nominees, the Nominating Committee seeks candidates who are “independent” as defined in the NASDAQ rules and meet certain selection criteria, including:

•	each director should be an individual of the highest character and integrity and have an inquiring mind, vision and the ability to work well with others;

•	each director should be free of any conflict of interests which would violate applicable law or regulations or interfere with the proper performance of the responsibilities of a director;

•	each director should possess substantial and significant experience which would be of particular importance to the Company in the performance of the duties of a director;

•	each director should have sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a director; and

•	each director should have the capacity and desire to represent the balanced, best interests of the stockholders of the Company as a whole and not primarily a special interest group or constituency.

      Prior to any meeting involving the election of directors, the Nominating Committee evaluates the candidates based on the foregoing suitability criteria and recommends the most qualified candidates to the Board of Directors. The selection criteria of the Nominating Committee are more fully set forth in the Nominating Committee charter, adopted by the Board of Directors on January 22, 2004, a copy of which is posted on the Company’s website at http://www.enpointe.com. The Nominating Committee met once during fiscal 2004.

CODE OF ETHICS

      The Company has adopted a code of ethics that is applicable to, among others, its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and other designated officers and employees. The Company has posted such code on its corporate website at http://www.enpointe.com. Any amendment or waiver to the Company’s code of ethics that applies to its directors or executive officers will be posted on its website or in a report filed with the SEC on Form 8-K.

STOCKHOLDER COMMUNICATIONS WITH DIRECTORS

      Stockholders may communicate directly with the Board of Directors or any member of the Board of Directors by writing to the Board or a specific member at the following address: c/o En Pointe Technologies, Inc., 100 N. Sepulveda Boulevard, 19th Floor, El Segundo, California 90245.

DIRECTORS’ COMPENSATION

      During fiscal 2004, each of the Company’s outside directors was entitled to receive cash compensation of $1,000 per month. Each of the Company’s outside committee members was entitled to receive cash compensation of $350 for every committee on which the respective director served. Additionally, the Compensation Committee has the discretion to grant options to directors under the Company’s 1996 Stock Incentive Plan. In January 2004, three such grants of 50,000 options each were made to Messrs. Hunter, Shah, and Lilligren at a grant price of $3.38.

EXECUTIVE OFFICERS

      The Company has six executive officers as follows:

Attiazaz (“Bob”) Din	Chairman of the Board, President and Chief Executive Officer
Javed Latif	Senior Vice President and Chief Financial Officer
Kevin B. Schatzle	Senior Vice President of Sales
Robert A. Mercer	Senior Vice President of Finance & Taxation and Secretary
Armen Martirosyan	Vice President of Information Technology
David L. Mochalski	Vice President of Sales

      A biographical summary regarding Mr. Attiazaz (“Bob”) Din is set forth in Proposal No. 1 under the heading “Directors.” Biographical information with respect to the Company’s other executive officers is set forth below:

      JAVED LATIF, 55, rejoined the Company as Senior Vice President of Operations in August 2002 and was appointed Chief Financial Officer in February 2004. Prior to that time, he served as a consultant to the Company from August 2001 until August 2002. From September 2000 until August 2001, Mr. Latif served as the Controller for SupplyAccess, Inc., a former affiliate of the Company. Mr. Latif previously has served as Executive Vice President and Chief Financial Officer of the Company from January 1999 through June 2000. Prior to assuming the Chief Financial Officer duties, Mr. Latif was Executive Vice President of the Company from May 1994 to January 1999.

      KEVIN B. SCHATZLE, 43, rejoined the Company as Senior Vice President of Sales in March 2002. Mr. Schatzle previously served as Senior Vice President of the Company from July 1995 until October 1, 1999, when he resigned his position with the Company to become the President of SupplyAccess, Inc., a former affiliate of the Company. SupplyAccess, Inc. ceased operations in April 2002 and assigned its assets for the benefit of creditors.

      ROBERT A. MERCER, 67, has served as Senior Vice President of Finance & Taxation since April 1998. From December 1995 to April 1998 Mr. Mercer served as the Company’s Chief Financial Officer. Since May 2001 Mr. Mercer has also served as the Company’s Secretary, having previously served as its Assistant Secretary since April 1998.

      ARMEN MARTIROSYAN, 31, has served as Vice President of Information Technology since joining the Company in January 2002. Prior to that, from March 2000 to December 2001, Mr. Martirosyan served as the Vice President of Engineering and Director of SAP Development for SupplyAccess, Inc., a former affiliate of the Company. SupplyAccess ceased operations in April 2002 and assigned its assets for the benefit of creditors. From April 1998 to March 2000, Mr. Martirosyan served as a Senior Consultant with Deloitte & Touche Consulting Group.

      DAVID L. MOCHALSKI, 44, has served as Vice President of Sales since November of 2003. From May 2002 through October 2003, Mr. Mochalski served as Director of Sales. He joined the Company as Director of EBusiness in January 2002. Prior to joining the Company, Mr. Mochalski was Director of Sales for SupplyAccess, Inc., a former affiliate of the Company, from May of 2000 through December 2001. SupplyAccess, Inc. ceased operations in April 2002 and assigned its assets for the benefit of creditors. Prior to May 2000, Mr. Mochalski was a Major Account Manager for Hewlett-Packard Co. serving 13 years with that company.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

      The following table shows the compensation paid or accrued to the Chief Executive Officer and the four other most highly compensated executive officers of the Company (the “Named Executive Officers”), who

were employed by the Company (or a wholly-owned subsidiary) during the fiscal year ended September 30, 2004.

						Long Term
						Compensation Awards
		Annual Compensation(1)
	Fiscal					Securities Underlying
Name and Principal Position	Year	Salary		Bonus		Options (#)

Attiazaz (“Bob”) Din	2004	$550,036	(2)	$100,000		—
Chairman of the Board and Chief	2003	690,805	(2)	—		—
Executive Officer	2002	489,583	(3)	—		—
Javed Latif	2004	$150,000		$91,670	(4)	75,000
Chief Financial Officer and Senior	2003	150,000		28,334	(4)	100,000
Vice President	2002	25,000	(5)	—		—
Kevin B. Schatzle	2004	$150,000		$118,250	(6)	—
Senior Vice President of Sales	2003	146,827		58,500	(6)	—
	2002	77,380	(7)	—		200,000
Robert A. Mercer	2004	$150,000		$37,812	(8)	5,000
Senior Vice President of Finance &	2003	150,000		—		30,000
Taxation Secretary	2002	155,824		—		—
Armen Martirosyan	2004	$135,000		$24,062	(9)	10,000
Vice President of Information	2003	135,000		—		—
Technology	2002	100,673	(10)	—		25,000

(1)	Does not include the value of perquisites and other personal benefits granted to the Named Executive Officers which in the aggregate did not exceed the lesser of $50,000 or 10% of such officer’s salary and bonus.

(2)	Includes payment of $50,036 and $190,805 for accrued vacation for fiscal years 2004 and 2003 respectively.

(3)	Includes two and one-half months of voluntary salary reduction in the aggregate amount of $10,417.

(4)	Consists of an accrued bonus for Mr. Latif under his employment agreement.

(5)	Mr. Latif was appointed Senior Vice President of Operations on August 6, 2002. Under terms of his employment agreement, his annual base salary is $150,000. From October 1, 2001 through June 30, 2002, Mr. Latif received an aggregate of approximately $38,500 in consulting fees. In addition, Okra Consulting, LLC, a partnership in which Mr. Latif was a general partner, received an aggregate of approximately $365,228 in legal and business consulting fees. Mr. Latif’s consulting fees and fees paid by the Company to Okra Consulting, LLC are not reflected in the Summary Compensation Table.

(6)	Consists of an accrued bonus for Mr. Schatzle under his employment agreement.

(7)	Mr. Schatzle was appointed Senior Vice President of Sales on March 18, 2002. Under terms of his employment agreement, his annual base salary is $150,000. An entity controlled by Mr. Schatzle, Phoenix LA, LLC, received an aggregate of approximately $100,000 for consulting services rendered during fiscal 2002. Such compensation is not reflected in the Summary Compensation Table.

(8)	Consists of an accrued bonus for Mr. Mercer under his employment agreement.

(9)	Consists of an accrued bonus for Mr. Martirosyan under his employment agreement.

(10)	Mr. Martirosyan was appointed Vice President of Information Technology on January 1, 2002.

OPTION GRANTS IN LAST FISCAL YEAR

      The following table sets forth stock options granted to the Named Executive Officers during fiscal 2004. In addition, in accordance with the rules and regulations of the SEC, the following table sets forth the hypothetical gains or “option spreads” that would exist for the options. Such gains are based on assumed rates of annual compound stock appreciation of 5% and 10% from the date on which the options were granted over the full term of the options. The rates do not represent the Company’s estimate or projection of future Common Stock prices, and no assurance can be given that any appreciation will occur or that the rates of annual compound stock appreciation assumed for the purposes of the following table will be achieved.

	Individual Grants

		Percent of			Potential Realizable
		Total			Value at Assumed
	Number of	Options			Annual Rates of Stock
	Securities	Granted to			Price Appreciation for
	Underlying	Employees			Option Term
	Options	in Last	Exercise	Expiration
Name	Granted	Fiscal Year	Price	Date	5%	10%

Attiazaz (“Bob”) Din	—	—	—	—	—	—
Kevin Schatzle	—	—	—	—	—	—
Javed Latif	75,000	25.0%	2.70	4/1/2014	127,351	322,733
Robert Mercer	5,000	1.7%	2.70	4/1/2014	8,490	21,516
Armen Martirosyan	10,000	3.3%	2.70	4/1/2014	16,980	43,031

AGGREGATED OPTION EXERCISES IN FISCAL 2004 AND FISCAL 2004 YEAR-END OPTION VALUES

      The following table sets forth stock option exercises during fiscal 2004 and year-end option values for options held by the Named Executive Officers:

			Number of Securities		Value of Unexercised In-
			Underlying Unexercised		the-Money Options at
	Shares		Options at Fiscal Year End		Fiscal Year End(1)
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Attiazaz (“Bob”) Din	—	—	66,980	8,020	$—	$—
Kevin Schatzle	—	—	135,760	64,240	84,171	39,829
Javed Latif	—	—	75,910	99,090	42,514	25,486
Robert Mercer	—	—	32,328	17,672	14,515	9,285
Armen Martirosyan	—	—	19,470	15,530	2,715	1,285

(1)	Based on a per share price of $1.93, the closing price of the Common Stock as reported on the Nasdaq Small Cap Market on September 30, 2004.

EMPLOYMENT AGREEMENTS

      Mr. Din’s employment agreement with the Company was originally entered into as of March 1, 1996, and was amended in April 1997 and October 2004. Upon the request of Mr. Din, the Company is obligated to include him as a management nominee for election to the Board of Directors during the term of such agreement and for a period of five (5) years thereafter. His employment agreement, as amended to date, provides for an annual base salary of $650,000 per year, effective October 1, 2004. As part of his employment, Mr. Din is entitled to a bonus equal to 3.5% of the Company’s pre-tax net income (if $4.5 million or greater) and his employment agreement terminates on the later of (i) the fifth anniversary of the date the agreement was entered into, or (ii) five years following the date on which either Mr. Din or the Company gives a notice of non-renewal or termination. In addition, in the event that Mr. Din’s employment is terminated under certain circumstances following an unapproved change in control of the Company, Mr. Din will receive a severance payout equal to four times his annual base salary in a single lump-sum payment, plus the payment of certain additional benefits, such as health insurance, for a five year period thereafter. Upon termination of Mr. Din’s employment agreement by the Company for reason other than “cause”, as defined in the employment agreement, or by Mr. Din for “good reason”, as defined in the employment agreement, and other than in connection with an unapproved change in control as described above, Mr. Din will be entitled to receive, as severance pay, subject to certain conditions, monthly salary payments in the amount of Mr. Din’s current salary for a period of five years, plus the payment of certain additional benefits, such as health insurance for the same term. In the case of termination due to death or disability, the severance payment is for a period of three years instead of five years, and benefits are not continued in the case of death. In the event that all or any portion of the amounts payable to Mr. Din are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, the Company has agreed to “gross up” the amount payable to cover such additional taxes. Mr. Din’s employment agreement also contains accelerated vesting provisions and extended exercisability of options and stock appreciation rights upon termination of his employment in certain circumstances. Mr. Din’s agreement prohibits him from competing with the Company for five years following the date of his termination. Pursuant to his employment agreement, Mr. Din is obligated, subsequent to his termination, to offer first to the Company any block of 100,000 shares or more of the Company’s Common Stock offered by him for sale, if offered for sale other than pursuant to an over-the-counter or exchange transaction. Mr. Din’s agreement also contains confidentiality, intellectual property rights and dispute resolution provisions.

      On March 28, 2002, the Company entered into a one year employment agreement with Mr. Schatzle that provided for an annual base salary of $150,000 and provided for quarterly bonuses at the discretion of the Chief Executive Officer and Board of Directors, conditional upon the Company’s cumulative pre-tax income being positive at the time of bonus consideration. The agreement automatically renewed at the end of the initial term (March 17, 2003) on a month-to-month basis until terminated in accordance with its terms. Mr. Schatzle’s employment agreement also contains (i) certain non-competition and non-solicitation provisions that expire six (6) months after termination of such agreement and (ii) a dispute resolution provision.

      On March 28, 2002, the Company entered into an employment agreement with Mr. Latif that provided for an annual base salary of $150,000 and provided for quarterly bonuses at the discretion of the Chief Executive Officer and Board of Directors, conditional upon the Company’s cumulative pre-tax net income being positive at the time of bonus consideration. The agreement automatically renewed at the end of the initial term (July 31, 2003) on a month-to-month basis until terminated in accordance with its terms. In the event that Mr. Latif’s employment is terminated by the Company during the term of the agreement without “cause,” as defined in the agreement, by Mr. Latif for “good reason,” as defined in the agreement, or because of his death or disability, Mr. Latif will be entitled to receive, as severance pay, an amount equal to six months of his then-current base salary. Mr. Latif’s employment agreement also contains (i) certain non-solicitation provisions that expire eighteen (18) months after termination of such agreement and (ii) a dispute resolution provision.

      On March 28, 2002, the Company entered into an employment agreement with Mr. Martirosyan that provided for an annual base salary of $135,000 and provided for quarterly bonuses at the discretion of the Chief Executive Officer and Board of Directors, conditional upon the Company’s cumulative pre-tax net income being positive at the time of bonus consideration. The agreement automatically renewed at the end of the initial term (December 25, 2002) on a month-to-month basis until terminated in accordance with its terms. Mr. Martirosyan’s employment agreement also contains (i) certain non-competition and non-solicitation provisions that expire eighteen (18) months after termination of such agreement and (ii) a dispute resolution provision.

      On March 28, 2002, the Company entered into an employment agreement with Mr. Mercer that provided for an annual base salary of $150,000 and provided for quarterly bonuses at the discretion of the Chief Executive Officer and Board of Directors, conditional upon the Company’s cumulative pre-tax net income being positive at the time of bonus consideration. The agreement automatically renewed at the end of the initial term (March 15, 2003) on a month-to-month basis until terminated in accordance with its terms. In the event that Mr. Mercer’s employment is terminated by the Company during the term of the agreement without

“cause,” as defined in the agreement, by Mr. Mercer for “good reason,” as defined in the agreement, or because of his death or disability, Mr. Mercer will be entitled to receive, as severance pay, an amount equal to six months of his then-current base salary. Mr. Mercer’s employment agreement also contains (i) certain non-solicitation provisions that expire eighteen (18) months after termination of such agreement and (ii) a dispute resolution provision.

OTHER COMPENSATION ARRANGEMENTS

401(K) PLAN

      Effective as of July 1993, the Company adopted the En Pointe Technologies, Inc. Employee Savings Plan (the “401(k) Plan”), which is a retirement profit sharing plan that covers all U.S. employees of the Company who are 21 years old or older and have completed six months of service. The 401(k) Plan provides that employees may elect to defer, in the form of contributions to the 401(k) Plan, up to 20% of the total compensation that would otherwise be paid to the employee, not to exceed $13,000 in 2004 (subject to adjustments annually as provided in the Internal Revenue Code).

      The Company may make discretionary matching contributions to the 401(k) Plan, but the Company has not made any contributions to the 401(k) Plan to date. Contributions are held under a group annuity contract and are invested in selected eligible investments. Employee contributions are fully-vested and non-forfeitable at all times.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The members of the Company’s Compensation Committee during the fiscal year ended September 30, 2004 consisted of Messrs. Hunter, Shah and Lilligren, none of whom serves or has served as an executive officer or employee of the Company or any of its subsidiaries. The Company is not aware of any “compensation committee interlocks” that existed during fiscal 2004.

CERTAIN TRANSACTIONS

      See “EXECUTIVE COMPENSATION — Employment Agreements” for a description of certain arrangements and transactions with executive officers and directors.

      During fiscal 2004, certain members of Mr. Din’s family were employed by the Company and earned the following compensation (including bonus and commissions, where applicable):

Naureen Din	Spouse	Assistant secretary	$65,000
Ali Din	Son	e-business	$76,550
Shahzad Munawar	Brother	Director of e-business	$142,812
Waseem Munawar	Brother	Manager of EDI purchasing	$125,483
Shahid Jilani	Brother-in-law	Account Executive	$102,622
Majid Jilani	Brother-in-law	Account Executive	$61,415

      The foregoing relatives of Mr. Din continue to be employed by the Company during fiscal 2005.

      In October 2003, Mr. Briggs became the Chairman, Chief Executive Officer and a significant stockholder of a newly-formed privately-held corporation, Premier BPO, Inc. (formerly En Pointe Global Services, Inc.) (“PBPO”). PBPO was formed to offer business process outsourcing to assist companies in reducing their back-office overhead expenses by providing offshore outsourcing alternatives. In connection with the formation of PBPO, the Company invested $509,000 for an approximate 38% ownership interest. In addition, the Company provided PBPO with a $600,000 five-year 6% interest-bearing note for working capital that was subsequently converted into Series A non-voting convertible preferred stock in October 2004. The Company also entered into an employee leasing agreement with PBPO whereby Company employees are leased to EGS on a cost-plus basis. Mr. Din currently serves on the Board of Directors of PBPO as a designated representative of En Pointe in accordance with the terms of En Pointe’s investment in PBPO.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors, officers and any persons holding ten percent (10%) or more of the Company’s Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the “SEC”). Such filing persons or entities are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file.

      Based solely upon its review of the copies of Forms 3, 4 and 5 and amendments thereto furnished to the Company, or written representations that no other reports were required, the Company believes that all filing requirements under Section 16(a) of the Exchange Act applicable to its directors, officers and any persons holding ten percent (10%) or more of the Company’s Common Stock, were made with respect to the Company’s fiscal year ended September 30, 2004, except for the following: Messrs. Latif, Mercer, Martirosyan and Mochalski were late in filing Forms 4 for the reporting of stock options granted to such persons on April 1, 2004 that vest over a four year period. The foregoing stock option grants were reported on Forms 5 filed in January 2005.

REPORT OF THE COMPENSATION COMMITTEE

      The following report is submitted by the Compensation Committee of the Board of Directors with respect to the executive compensation policies established by the Compensation Committee and recommended to the Board of Directors regarding compensation paid or awarded to executive officers. The Compensation Committee determines the annual salary, bonus and other benefits, including incentive compensation awards, of the Company’s senior management and recommends new employee benefit plans and changes to existing plans to the Company’s Board of Directors. The salary and performance bonus of Bob Din, the Company’s Chief Executive Officer, is determined in accordance with Mr. Din’s Employment Agreement with the Company (see “Employment Agreements,” above). The Compensation Committee met on September 28, 2004 to prepare and submit this report.

COMPENSATION POLICIES AND OBJECTIVES

      The Company’s executive compensation policy is designed to attract and retain exceptional executives by offering compensation for superior performance that is highly competitive with other well-managed organizations. The Compensation Committee measures executive performance on an individual and corporate basis.

      There are three components to the Company’s executive compensation program, and each is consistent with the stated philosophy as follows:

BASE SALARY. Base salaries for executives and other key employees are determined by individual financial and non-financial performance, position in salary range and general economic conditions of the Company. For purposes of administering base pay, all executive positions are evaluated and placed in appropriate salary grades. Salary range midpoint levels are reviewed on an annual basis to ensure competitiveness with a peer group of comparable computer software and systems companies. In recommending salaries for executive officers, the Compensation Committee (i) reviews the historical performance of the executives, and (ii) formally reviews specific information provided by its accountants and other consultants, as necessary, with respect to the competitiveness of salaries paid to the Company’s executives.

ANNUAL BONUS. Annual bonuses for executives and other key employees are tied directly to the Company’s financial performance as well as individual performance. The purpose of annual cash bonuses is to reward executives for achievements of corporate, financial and operational goals. Annual cash bonuses are intended to reward the achievement of outstanding performance. When certain objective and subjective performance goals are not met, annual bonuses would be reduced or not paid.

LONG-TERM INCENTIVES. The purpose of these plans is to create an opportunity for executives and other key employees to share in the enhancement of stockholder value through stock options. The overall goal of this component of pay is to create a strong link between the management of the

Company and its stockholders through management stock ownership and the achievement of specific corporate financial measures that result in the appreciation of Company share price. Stock options are awarded if the Company and individual goals are achieved or exceeded. The Compensation Committee previously has followed the practice of granting options annually on terms which provide that the options become exercisable in three (3) equal installments over a 27-month period. Beginning in August of 1998, most options were granted with a 48-month vesting period with pro-rata monthly vesting. The Compensation Committee believes that this feature not only provides an employee retention factor but also makes longer term growth in share prices important for those receiving options.

FISCAL YEAR 2004 COMPENSATION

      The Company is required to disclose its policy regarding qualifying executive compensation deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended, which provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a public corporation is limited to no more than $1 million per year. It is not expected that the compensation to be paid to the Company’s executive officers for fiscal 2005 will exceed the $1 million limit per officer. The Company’s Executive Stock Option Plan, 1994 Stock Option Plan and 1996 Stock Incentive Plan are structured so that any compensation deemed paid to an executive officer when he or she exercises an outstanding option under the plan, with an exercise price equal to the fair market value of the option shares on the grant date, will qualify as performance-based compensation that will not be subject to the $1 million limitation.

The Compensation Committee of the
Board of Directors

Edward Hunter
Mansoor Shah
Timothy Lilligren

REPORT OF THE AUDIT COMMITTEE

      Pursuant to a meeting of the Audit Committee on December 27, 2004, the Audit Committee reports that it has: (i) reviewed and discussed the Company’s audited financial statements with management; (ii) discussed with the independent auditors the matters (such as the quality of the Company’s accounting principals and internal controls) required to be discussed by Statement on Auditing Standards No. 61; and (iii) received written confirmation from PricewaterhouseCoopers LLP that it is independent and written disclosures regarding such independence as required by Independence Standards Board Standard No. 1, and discussed with the auditors the auditors’ independence. Based on the review and discussions referred to in items (i) through (iii) above, the Audit Committee recommended to the Board of Directors that the audited ’financial statements be included in the Company’s annual report for the Company’s fiscal year ended September 30, 2004.

The Audit Committee of the
Board of Directors

Timothy Lilligren
Edward Hunter
Mansoor Shah

      NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THE COMPANY’S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOREGOING REPORTS OF THE COMPENSATION COMMITTEE AND THE AUDIT COMMITTEE AND THE PERFORMANCE GRAPH ON THE FOLLOWING PAGE SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

STOCK PERFORMANCE GRAPH

      Set forth below is a line graph comparing the cumulative stockholder return on the Company’s Common Stock with the cumulative total return of the Nasdaq Stock Market (U.S.) Index and the RDG Technology Composite Index for the five years ended September 30, 2004.

      The Performance Graph is not necessarily an indicator of future price performance. The graph assumes the reinvestment of all dividends.

COMPARISON OF CUMULATIVE TOTAL RETURN*

AMONG EN POINTE TECHNOLOGIES, INC.,
THE NASDAQ STOCK MARKET (U.S.) INDEX, AND
THE RDG TECHNOLOGY COMPOSITE INDEX

*	$100 invested on 9/30/99 in stock or index — including reinvestment of dividends.

Fiscal year ending September 30.

Graph produced by Research Data Group, Inc.

EN POINTE TECHNOLOGIES INC

	9/99	9/00	9/01	9/02	9/03	9/04

EN POINTE TECHNOLOGIES, INC.	100	60.47	21.40	7.72	8.28	17.95
NASDAQ STOCK MARKET (U.S.)	100	159.85	56.32	49.18	58.43	65.29
RDG TECHNOLOGY COMPOSITE	100	138.21	50.11	34.88	56.69	60.35

PROPOSAL NO. 2

AMENDMENT TO CERTIFICATE OF INCORPORATION

TO DECREASE AUTHORIZED COMMON STOCK

      The Company’s Certificate of Incorporation currently authorizes the issuance of up to 40,000,000 shares of common stock. As of January 21, 2005, the Company had 6,817,330 shares of common stock issued and outstanding, and an additional 2,387,876 shares of common stock reserved for issuance under stock option plans and warrants. This leaves approximately 30,794,794 shares of common stock currently available for other purposes.

      At the Annual Meeting, the stockholders of the Company will be asked to approve an amendment to the Company’s Certificate of Incorporation to decrease the number of authorized shares of common stock from 40,000,000 to 15,000,000. If the stockholders approve this Proposal 2, the first paragraph of Article 4 of the Company’s Certificate of Incorporation will be amended to read in its entirety as follows:

“Section 1. Authorized Shares. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is twenty million (20,000,000) shares, consisting of (i) fifteen million (15,000,000) shares of Common Stock, $0.001 par value per share, and (ii) five million (5,000,000) shares of Preferred Stock, $0.001 par value per share.”

      On January 22, 2004, the Board of Directors unanimously approved, subject to stockholder approval, the foregoing amendment to the Company’s Certificate of Incorporation.

REASONS FOR THE AMENDMENT

      The Board of Directors believes, based on the number of shares of common stock currently outstanding, the number of shares reserved for issuance under stock option plans and warrants, and the number of shares the Company reasonably expects to issue in future transactions, that 40,000,000 is an excessive number of shares of common stock for the Company to be authorized to issue without stockholder approval. In addition, one method that the State of Delaware uses to impose franchise taxes upon domestic corporations is based upon a corporation’s authorized capital. Accordingly, the Board of Directors believes that a decrease in the number of authorized shares of common stock would be in the best interests of the Company and that 15,000,000 authorized shares of common stock will suffice to maintain the requisite amount of flexibility required by the Company’s ongoing activities. No change in the number of authorized shares of preferred stock of the Company is proposed or anticipated at the present time.

BOARD OF DIRECTORS’ RESERVATION OF RIGHTS

      The Board of Directors retains the authority to take or to authorize discretionary actions as may be appropriate to carry out the purposes and intentions of this Proposal No. 2, including without limitation editorial modifications or any other change to the proposed amendment to the Certificate of Incorporation which the Board of Directors may adopt without stockholder vote in accordance with the Delaware General Corporation Law.

NO DISSENTERS’ RIGHTS

      Under Delaware law, stockholders are not entitled to dissenters’ rights of appraisal with respect to this Proposal No. 2.

VOTE REQUIRED FOR APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION; RECOMMENDATION OF BOARD DIRECTORS

      Approval of this Proposal No. 2 to amend the Company’s Certificate of Incorporation requires the affirmative vote of the holders of a majority of the outstanding shares of common stock of the Company entitled to vote at the Annual Meeting. Both abstentions and broker non-votes are not affirmative votes and, therefore, will have the same effect as votes against this Proposal No. 2.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THIS PROPOSAL TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION.

INDEPENDENT AUDITORS

      During fiscal 2004, PricewaterhouseCoopers LLP served as the Company’s independent auditors and provided audit services to the Company, which included the examination of the Company’s consolidated financial statements for the year ended September 30, 2004 and reviews of the Company’s consolidated financial statements included in the Company’s quarterly reports on Form 10-Q filed with the SEC for the first three fiscal quarters of the year. A representative of PricewaterhouseCoopers LLP is expected to attend the Annual Meeting, is expected to have an opportunity to make a statement and is expected to be available to respond to appropriate questions from stockholders.

      The Audit Committee is in the process of obtaining proposals from auditing firms with respect to the audit of the Company’s consolidated financial statements for fiscal 2005 and, therefore, has not yet selected an independent auditor to conduct that audit.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

      PricewaterhouseCoopers LLP performed the following services for the Company relating to the fiscal years ended September 30, 2003 and 2004, respectively

Fees Paid to PricewaterhouseCoopers LLP

	Fiscal Year 2003	Fiscal Year 2004

Audit Fees	$238,000	$217,600
Audit-Related Fees	$12,800	$20,000
Tax Fees	—	—
Subtotal	$250,800	$237,600
All Other Fees	—	—
Total Fees	$250,800	$237,600

SERVICES PROVIDED BY PRICEWATERHOUSECOOPERS LLP

      All services rendered by PricewaterhouseCoopers LLP are permissible under applicable laws and regulations, and are pre-approved by the Audit Committee. Pursuant to SEC rules, the fees paid to PricewaterhouseCoopers LLP for services are disclosed in the table above under the categories listed below.

1.) Audit Fees — These are fees for professional services performed by PricewaterhouseCoopers LLP for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements.

2.) Audit-Related Fees — These are fees for assurance and related services performed by PricewaterhouseCoopers LLP that are reasonably related to the performance of the audit or review of the Company’s financial statements. This includes: employee benefit and compensation plan audits; due diligence related to mergers and acquisitions; attestations by PricewaterhouseCoopers LLP that are not required by statute or regulation; and consulting on financial accounting/reporting standards.

3.) Tax Fees — These are fees for professional services performed by PricewaterhouseCoopers LLP with respect to tax compliance, tax advice and tax planning. This includes preparation of original and amended tax returns for the Company and its consolidated subsidiaries; refund claims; payment planning; tax audit assistance; and tax work stemming from “Audit-Related” items.

4.) All Other Fees — These are fees for other permissible work performed by PricewaterhouseCoopers LLP that does not meet the above category descriptions.

      These services are actively monitored (both spending level and work content) by the Audit Committee to maintain the appropriate objectivity and independence in PricewaterhouseCoopers LLP’s core work, which is the audit of the Company’s consolidated financial statements.

      The Audit Committee has determined that the provision of services, in addition to audit services, rendered by PricewaterhouseCoopers LLP and the fees paid therefore in fiscal 2004 were compatible with maintaining PricewaterhouseCoopers LLP’s independence.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT SERVICES AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT AUDITORS

      The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services performed by the independent auditors. These services may include audit services, audit-related services, tax services and other services. For audit services, the independent auditor provides the Audit Committee with an audit plan including proposed fees in advance of the annual audit. The Audit Committee approves the plan and fees for the audit.

      For non-audit services, the Company’s senior management will submit from time to time to the Audit Committee for approval non-audit services that it recommends the Audit Committee engage the independent auditor to provide during the fiscal year. The Company’s senior management and the independent auditor will each confirm to the Audit Committee that each non-audit service is permissible under all applicable legal requirements. A budget, estimating non-audit service spending for the fiscal year, will be provided to the Audit Committee along with the request. The Audit Committee must approve both permissible non-audit services and the budget for such services.

STOCKHOLDER PROPOSALS

      Any stockholder desiring to submit a proposal for action at the 2006 Annual Meeting of Stockholders and presentation in the Company’s Proxy Statement with respect to such meeting should arrange for such proposal to be delivered to the Company at its principal place of business no later than October 13, 2005 in order to be considered for inclusion in the Company’s proxy statement relating to that meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

      Additionally, if the Company is not provided notice of stockholder proposal, which the stockholder has not previously sought to include in the Company’s proxy statement, by December 27, 2005, the Company will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

OTHER MATTERS

      Management is not aware of any other matters to come before the meeting. If any other matter not mentioned in this Proxy Statement is brought before the meeting, the proxy holders named in the enclosed

Proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

By Order of the Board of Directors

Bob Din
CHIEF EXECUTIVE OFFICER

February 10, 2005

      THE ANNUAL REPORT TO STOCKHOLDERS OF THE COMPANY FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2004 IS THE COMPANY’S ANNUAL REPORT ON FORM 10-K WHICH WAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 29, 2004, AND WHICH IS BEING MAILED CONCURRENTLY WITH THIS PROXY STATEMENT (WITHOUT EXHIBITS) TO ALL STOCKHOLDERS OF RECORD AS OF JANUARY 21, 2005. THE ANNUAL REPORT IS NOT TO BE REGARDED AS PROXY SOLICITING MATERIAL OR AS A COMMUNICATION BY MEANS OF WHICH ANY SOLICITATION IS TO BE MADE.

PROXY

EN POINTE TECHNOLOGIES, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
ANNUAL MEETING OF THE STOCKHOLDERS—MARCH 17, 2005

     The undersigned hereby nominates, constitutes and appoints Attiazaz “Bob” Din and Zubair Ahmed, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of EN POINTE TECHNOLOGIES, INC. which the undersigned is entitled to represent and vote at the 2005 Annual Meeting of Stockholders of the Company to be held at the Manhattan Room at the DoubleTree Club Hotel, 1985 East Grand Avenue, El Segundo, California 90245, on March 17, 2005, at 8:00 a.m., and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting, as follows:

THE DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1 AND 2

1.	Election of Directors

	☐ FOR all nominees listed below (EXCEPT AS MARKED TO THE CONTRARY BELOW)	☐ WITHHOLD AUTHORITY to vote for all nominees listed below

     Election of the following nominees as directors: Attiazaz “Bob” Din, Naureen Din, Zubair Ahmed, Mark Briggs, Mansoor Shah, Timothy Lilligren and Edward Hunter

(INSTRUCTIONS: To withhold authority to vote for any nominee, print that nominee’s name in the space provided below.)

2.	Approve an amendment to the Company’s Certificate of Incorporation to decrease the number of authorized shares of common stock from 40,000,000 to 15,000,000.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	In their discretion, on such other business as may properly come before the meeting or any adjournment thereof.

IMPORTANT—PLEASE SIGN AND DATE AND RETURN PROMPTLY

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTORS NAMED ON THE REVERSE SIDE OF THIS PROXY AND “FOR” THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO DECREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

Date , 2005

(Signature of stockholder)
Please sign your name exactly as it appears hereon. Executors, administrators, guardians, officers of corporations and others signing in a fiduciary capacity should state their full titles as such.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.